Exhibit 10.59

AMENDMENT NO. 3 TO SELECTED DEALER AGREEMENT

This Amendment, dated as of the 11th day of April, 2016 and effective as of April 11, 2016 (this “Amendment”), is made by and among each of Industrial Property Trust Inc., a Maryland corporation (the “Company”), Dividend Capital Securities LLC, a Colorado limited liability company (the “Dealer Manager”), Industrial Property Advisors LLC, a Delaware limited liability company (the “Advisor”), Industrial Property Advisors Group LLC, a Delaware limited liability company (the “Sponsor”), (collectively, the “Issuer Entities”) and Ameriprise Financial Services, Inc. (“Ameriprise”).

WHEREAS, the Issuer Entities and Ameriprise have entered into a Selected Dealer Agreement dated January 21, 2014, as amended by the Amendment to Selected Dealer Agreement dated January 21, 2014 and Amendment No. 2 to Selected Dealer Agreement dated August 28, 2015 (the “Selected Dealer Agreement”) that sets forth the understandings and agreements whereby Ameriprise will offer and sell, on a best efforts basis for the account of Company, Shares of common stock of the Company registered pursuant to the Registration Statement and Prospectus filed with the Securities and Exchange Commission; and

WHEREAS, the Issuer Entities and Ameriprise desire to modify the Selected Dealer Agreement to ensure compliance with the recent amendments to NASD Rule 2340 and FINRA Rule 2310, effective April 11, 2016; and

WHEREAS, the Issuer Entities and Ameriprise desire to modify Section 7(j) of the Selected Dealer Agreement in light of recent amendments to the Code.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer Entities agree as follows:

1.

In addition to and in conjunction with the terms set forth in the Selected Dealer Agreement, pursuant to FINRA Rule 2310(b)(5), the Issuer Entities agree that the Company shall make specified disclosures as to the value of the Shares in each annual report distributed to investors pursuant to Section 13(a) of the Exchange Act, specifically:

(i)

a per share estimated value of the Shares, developed in a manner reasonably designed to ensure it is reliable, in the Company’s periodic reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

(ii)	an explanation of the method by which the value was developed; and

(iii)	the date of the valuation.

2.

In addition to and in conjunction with the terms set forth in the Selected Dealer Agreement, pursuant to FINRA Rule 2310(b)(5), the Issuer Entities agree that the Company shall disclose in a periodic or current report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, within the time parameters set forth in the Independent Valuations paragraph of Section 2(ll) of the Selected Dealer Agreement, and in each annual report thereafter, a per share estimated value:

(i)	based on the valuations of the assets and liabilities of the Company performed at least annually by, or with the material assistance or confirmation of, a third-party valuation expert or service;

(ii)	derived from a methodology that conforms to standard industry practice; and

(iii)	accompanied by a written opinion or report by the issuer, delivered at least annually, that explains the scope of the review, the valuation methodology used and the basis for the reported value.

3.	The following provision shall supersede Section 5 of Amendment No. 2 to Selected Dealer Agreement dated August 28, 2015 and shall be added to the end of Section 7 of the Selected Dealer Agreement as Section 7(j):

(j) Information on Share Classes. The Issuer Entities shall provide Ameriprise with an update at such time as the total Sales Commissions and distribution fees for the sale and servicing of Class T Shares for the sale to any single purchaser reach their cap. The Issuer Entities shall make a report available to Ameriprise with such information upon written request throughout the Offering.

4.	All capitalized terms used herein but not defined shall have the meaning ascribed to such terms in the Selected Dealer Agreement unless otherwise set forth in this Amendment.

5.

Except as otherwise expressly amended by this Amendment, all of the provisions of the Selected Dealer Agreement shall continue in full force and effect in accordance with the terms and conditions of the Selected Dealer Agreement.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have hereto executed this Amendment as of the date first above written.

INDUSTRIAL PROPERTY TRUST INC.

By: /s/ THOMAS MCGONAGLE

Name: Thomas McGonagle

Title: CFO

DIVIDEND CAPITAL SECURITIES LLC

By: /s/ CHARLES MURRAY

Name: Charles Murray
Title: President

INDUSTRIAL PROPERTY ADVISORS LLC

By: /s/ EVAN ZUCKER

Name: Evan Zucker

Title: Manager

INDUSTRIAL PROPERTY ADVISORS GROUP LLC

By: /s/ EVAN ZUCKER

Name: Evan Zucker

Title: Manager

AMERIPRISE FINANCIAL SERVICES, INC.

By: /s/ FRANK A. MCCARTHY

Name:	Frank A. McCarthy

Title:	Senior Vice President and General Manager